SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 9, 2001



                            CHAPARRAL RESOURCES, INC.
               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                   0-7261                      84-0630863
(State or Other Jurisdiction      (Commission                   (IRS Employer
     of Incorporation)            File Number)               Identification No.)



   16945 Northchase, Suite 1620                                     77060
           Houston, Texas                                        (Zip Code)
(Address of Principal Executive Offices)




       Registrant's telephone number, including area code: (281) 877-7100

Item 5. Other Events.

On August 9, 2001, the Company's common stock was delisted from the Nasdaq SmallCap Market for failure to comply with Nasdaq Marketplace Rules 4350(i)(1)(A), 4350(i)(1)(B) and 4350(i)(1)(D)(ii), which required the Company to obtain stockholder approval prior to the conversion of its 8% Non-Negotiable Subordinated Convertible Promissory Notes into 11,690,259 shares of its common stock on September 21, 2000 and the issuance of 1,612,903 shares of common stock on October 30, 2000. Nasdaq also cited a violation of its annual meeting requirement. The Nasdaq Listing Qualifications Panel did not, however, cite any public interest concerns as a basis for its determination. The Company's common stock is currently being traded on the OTC Bulletin Board. The foregoing summary is qualified in its entirety by the Company's press release, dated August 9, 2001, a copy of which is included as Exhibit 99.1 and incorporated herein by this reference.

On August 13, 2001, Shell Capital Inc. waived its requirement under the loan agreement with the Company that the Company's common stock be listed on one of the three major exchanges (i.e. NASDAQ, NYSE, or AMEX), subject to the Company not incurring another event of default under the loan agreement. Shell Capital also waived as an event of default, the failure to pay certain trade payables, which were in excess of 90 days past due. The waiver letter from Shell Capital is included as Exhibit 10.1 and incorporated herein by this reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

          Number  Exhibit
          ------  -------

          10.1 Waiver letter from Shell Capital Inc. to Chaparral Resources, Inc. dated August 13, 2001.

          99.1    Press Release, dated August 9, 2001, of Chaparral Resources,
                  Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CHAPARRAL RESOURCES, INC.



Date:  August 16, 2001                  By: /s/ Michael B. Young
                                        ----------------------------------------
                                        Michael B. Young, Treasurer, Controller,
                                        and Principal Accounting Officer